Exhibit 99.1

LIBERTY INTERACTIVE CORPORATION ANNOUNCES
SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, July 8th - Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) and President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the second quarter of 2013 on Tuesday, August 6th, at 1:00 p.m. (ET). During the call, Mr. Maffei will discuss the company's financial performance and outlook.

Please call Premiere Conferencing at (888) 312-3051 or (719) 785-1748 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 1:00 p.m. (ET) on Tuesday, August 13th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 9911968.

In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call and related materials will be archived on the website for one year.
About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, CommerceHub and interests in HSN and Lockerz. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420